UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2024

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 585-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	WLKP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, Westlake Chemical Partners GP LLC (the “General Partner”), the general partner of Westlake Chemical Partners LP (the “Partnership”), announced the transition of two of the General Partner’s officers, Jeff Holy and Johnathan Zoeller, effective immediately. Mr. Holy transitioned to the position of Vice President, Chief Accounting Officer from his prior role as Vice President and Treasurer. Mr. Zoeller transitioned to the position of Vice President and Treasurer from his prior role as Vice President, Chief Accounting Officer.

As a result, Mr. Holy will serve as the General Partner’s principal accounting officer. From April 2017 to May 2024, Mr. Holy served as Vice President and Treasurer of the General Partner and from April 2017 to April 2024 served as Vice President and Treasurer of Westlake Corporation (“Westlake”). Prior to joining Westlake and the General Partner, from October 2014 to March 2017, Mr. Holy was Assistant Treasurer at FMC Technologies, Inc. and from October 2013 to September 2014 was Director of Corporate Finance. From September 2007 to September 2013, he held various financial positions at General Motors Company in their Treasurers’ Office in New York and Germany. He began his career in public accounting with Ernst & Young LLP in 2001. Mr. Holy holds a Bachelor of Science Degree from Trinity University in Business Administration and Economics, a Master in Accounting Degree from the University of Virginia, and a Master in Finance Degree from London Business School. He is a Chartered Financial Analyst and Certified Public Accountant.

There are no family relationships between Mr. Holy and any director or executive officer of the General Partner. Mr. Holy does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Holy and any other person pursuant to which he was appointed as an officer of the General Partner.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Two matters were voted upon by the Partnership’s unitholders at the Partnership’s special meeting of unitholders held on May 8, 2024: (1) the proposed amendment and restatement of the Westlake Chemical Partners LP Long-Term Incentive Plan was approved and (2) the appointment of PricewaterhouseCoopers LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The following tabulation sets forth the number of votes cast for or against and the number of abstentions and broker non-votes, as applicable.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment and restatement of the Partnership’s Long-Term Incentive Plan	25,619,931	265,974	69,803	4,264,920

	Votes For	Votes Against	Abstentions
Ratification of the appointment of PricewaterhouseCoopers LLP	30,051,866	110,984	57,778

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Westlake Chemical Partners LP Long-Term Incentive Plan (as amended and restated effective May 8, 2024) (incorporated by reference to Appendix A of the Partnership’s Definitive Proxy Statement on Schedule 14A filed on March 18, 2024, File No. 001-36567).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

	By:	Westlake Chemical Partners GP LLC, its general partner

Date: May 8, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer